Exhibit 99.1

News for Immediate Release

Contact: Dana Arvidson
Investor Relations
First Marblehead
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

First Marblehead Receives Notice of Non-Compliance with NYSE Listing Standards

BOSTON, MA, November 9, 2012 — On November 7, 2012, The First Marblehead Corporation (NYSE: FMD) was notified by the New York Stock Exchange (NYSE) that the average closing price of the Company’s common stock over a consecutive 30-trading-day period had fallen below the NYSE’s continued listing standard of $1.00 per share.  As of November 6, 2012, the average closing price of the Company’s common stock over a consecutive 30-trading-day period was $0.99 per share.

The Company generally has a period of six months from the date of notice to satisfy the average share price requirement, and expects the deficiency to be cured within the prescribed timeframe.  Until then, the Company’s common stock will continue to be listed and traded on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans, and retail savings, money market and time deposit products.  For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary, Tuition Management Systems LLC. For more information, please see www.afford.com.  First Marblehead’s subsidiary, Cology LLC, is a leading provider of end-to-end private student loan origination and repayment servicing solutions for lenders.  For more information, please see www2.cology.com.

Statements in this press release, including those in regards to continued NYSE listing, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of November 9, 2012. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal Savings Bank, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the possibility that we may be unable to achieve expected synergies and operating efficiencies from our acquisition of certain assets from Cology, Inc. and certain of its affiliates within our expected time-frames; and the other factors set forth under the caption “Part II– Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2012.  We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

© 2012 The First Marblehead Corporation